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                                  EXHIBIT 10.72

                               Second Amendment to

                           Purchase and Sale Agreement

                              dated January 5, 2004

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                                SECOND AMENDMENT

                                       TO

                           PURCHASE AND SALE AGREEMENT

                                 by and between

                      Niles Lifestyle Limited Partnership,

                                   as Seller,

                                       and

                  CNL Retirement Corp., a Florida corporation,

                                  as Purchaser

                                 January 5, 2004

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                                SECOND AMENDMENT

                                       TO

                           PURCHASE AND SALE AGREEMENT

         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made effective as of January 5, 2004, by and between Niles Lifestyle Limited Partnership, an Illinois limited partnership (the "Seller"), and CNL Retirement Corp., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser entered into a Purchase and Sale Agreement dated as of December 19, 2003 and amended by that certain First Amendment to Purchase and Sale Agreement dated effective December 31, 2003 (collectively, the "Original Agreement") with respect to the purchase and sale of a senior living facility located on the land more particularly described on Schedule A to the Original Agreement.

         WHEREAS, Seller and Purchaser wish to amend the Original Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

SECTION 1. DEFINITIONS.

         Capitalized terms used in this Amendment and not defined elsewhere herein shall have the meanings set forth in the Original Agreement.

SECTION 2. AMENDMENTS.

         2.1      Amendments to Section 1.

                  (a) Section 1 (Definitions) of the Original Agreement is hereby amended by adding the following new definition:

                   "Deed Related Transfer Taxes" shall have the meaning given such term in Section 10.2(c)."

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                  (b)      Section 1 (Definitions) of the Original Agreement is
further amended by deleting the existing definition of "Purchase Price" and in lieu, in place, and instead thereof is inserted the following:

                   ""Purchase Price" shall mean Fifty-Nine Million Eight Hundred Twenty Thousand Dollars ($59,820,000) which is the amount to be paid by Purchaser to Seller for the Property, which shall be allocated between Real Property, Improvements and Assets for each Property by the parties within seven (7) Business Days prior to the scheduled Closing Date. The Purchase Price also shall be subject to adjustments, credits and prorations as provided herein."

         2.2      Amendments to Section 10 (Apportionments).

                  (a) Section 10.2 (Closing Costs) of the Original Agreement is hereby amended by deleting subsection (a) and in lieu, in place, and instead thereof is inserted the following:

                           "(a)     All Third-Party Costs (hereinafter defined)
                  shall be borne one hundred percent (100%) by Purchaser. All Third-Party Costs are included in the determination of rent under the Lease (subject to the terms of the Lease providing that the aggregate maximum amount of Third-Party Costs plus the "Third-Party Costs" under the Portfolio Sale Agreement which may be included in the determination of rent of the Original Agreement is Five Million Eight Hundred Thousand Dollars ($5,800,000), excluding any reserves required to be posted by Purchaser, its Affiliates, the Property Transferee, the purchasers under the Portfolio Sale Agreement or their Affiliates or the Property Transferees under the Portfolio Sale Agreement on the Closing Date to satisfy the requirements of the Lender or the lenders with respect to the properties which are the subject of the Portfolio Sale Agreement). All Deed Related Transfer Taxes shall be borne one hundred percent (100%) by Seller, and the responsibility of Seller for payment of all Deed Related Transfer Taxes shall not be subject to the post-closing limitations of Sections 11.3 and 11.4 hereof."

                  (b) Section 10.2 (Closing Costs) of the Original Agreement is hereby further amended by deleting subsection 10.2(c) and in lieu, in place, and instead thereof is inserted the following:

                           "(c)     As used herein, the term "Transfer Taxes"
                  shall mean any transfer, sales, use, recordation or other similar taxes, impositions, expenses or fees incurred in connection with the Closing (except for the Deed Related Transfer Taxes) and the assumption of the Loan and/or the recordation or filing of any documents or instruments in connection therewith (except for the Deed Related Transfer Taxes) or the sale, transfer or conveyance of the Property from Seller to the Property

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                  Transferee (except for the Deed Related Transfer Taxes) or the
                  Lease of the Property from the Property Transferee to Tenant. Transfer Taxes shall not include, and Seller shall be solely responsible for any taxes due in respect of its income, net worth or capital, if any, and any privilege, sales and occupancy taxes, due or owing to any Governmental Authority in connection with the operation of the Property for any period of time prior to the Closing, and the Property Transferee, and Tenant, as applicable, shall be solely responsible for all such taxes for any period from and after the Closing, and provided further that any income tax arising as a result of the sale and transfer of the Property by Seller to Purchaser shall be the sole responsibility of Seller."

                           As used herein, the term "Deed Related Transfer
                   Taxes" shall mean any transfer, sales, use, recordation or other similar taxes, impositions, expenses or fees owed or incurred in connection with the transfer of the fee simple interest in the Property from Seller to the Property Transferee, including the recordation of the Deed for the Property from Seller to the Property Transferee and/or the recordation or filing of any documents or instruments in connection therewith."

         2.3 Amendment to Schedule E-1 (Form of Lease). Section 5.2.8 of Schedule D (Form of Lease) of the Original Agreement is hereby amended to provide that Landlord shall be obligated to pay from funds in the Reserve, in accordance with the provisions of Section 5.2 of the Lease, all repairs, alterations, improvements, renewals or replacements which are required or otherwise necessary to cause the Leased Property to comply with the Americans with Disabilities Act, as amended from time to time. If, at any time, funds in the Reserve shall be insufficient to pay for such repairs, alterations, improvements, renewals or replacements, Landlord shall fund the shortfall, if any, and, upon disbursement by Landlord of such shortfall, Minimum Rent shall be adjusted as provided in Section 3.3 of the Lease. Within one (1) Business Day following the date of this Amendment, Seller shall furnish Purchaser with an updated Schedule D to the Original Agreement reflecting the amendment to the form of Lease set forth in the immediately preceding sentence.

SECTION 3. ELECTION.

         The execution and delivery of this Amendment by Purchaser shall constitute Purchaser's election not to deliver the Tax Termination Notice.

SECTION 4. MISCELLANEOUS.

         4.1 Notices. Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Amendment shall be delivered as set forth under Section 12.4 of the Original Agreement.

         4.2 Counterparts, Etc. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed originals for purposes of

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determining the enforceability of this Amendment. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. The Original Agreement as amended by this Amendment may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         4.3 Ratification. Except as amended by this Amendment, the terms of the Original Agreement are hereby ratified and confirmed in all respects.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties have caused this Second Amendment to
Purchase and Sale Agreement to be executed as a sealed instrument as of the date first hereinabove written.

                              SELLER:

                              NILES LIFESTYLE LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By: Niles Lifestyle Gen-Par, L.L.C.,
                                  a Delaware corporation,
                                  its general partner

                                  By: /s/ Jon A. DeLuca
                                      -----------------------------------
                                      Jon A. DeLuca, Vice President and
                                      Chief Financial Officer

                              PURCHASER:

                              CNL RETIREMENT CORP., A FLORIDA CORPORATION

                                  By: /s/ Marcel Verbaas
                                      ----------------------------------------
                                      Marcel Verbaas
                                      Chief Investment Officer